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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the Registration Statements listed below, of our report dated March 1, 2002 with respect to the consolidated financial statements of The PNC Financial Services Group, Inc. and subsidiaries included in this Annual Report on Form 10-K of The PNC Financial Services Group, Inc. for the year ended December 31, 2002.

Form S-3 relating to the Corporation's Dividend Reinvestment and Stock Purchase Plan (No. 333-19003)

Form S-8s relating to the Corporation's Supplemental Incentive Savings Plan and the Corporation and Affiliates Deferred Compensation Plan (Nos. 333-18069 and 333-65040)

Form S-8s relating to the Corporation's 1997 Long-Term Incentive Award Plan (Nos. 33-54960 and 333-53806)

Form S-8 relating to the 1987 Senior Executive Long-Term Award Plan of PNC Bank Corp. (as amended, the PNC Bank Corp. 1992 Long-Term Incentive Award Plan) (No. 33-28828)

Form S-8s relating to the Corporation's Incentive Savings Plan (formerly The PNC Financial Services Group, Inc. Incentive Savings Plan and PNC Retirement Savings
Plan) (Nos. 33-25140, 333-03901 and 333-65042)

Form S-8 relating to the Corporation's 1996 Executive Incentive Award Plan (No. 333-74666)

Form S-8 relating to the Stock Option Plan of PNC Bank Corp. (No. 2-92181)

Form S-8 relating to the Corporation's Employee Stock Purchase Plan (No. 333-25867)

Form S-3s relating to the shelf registration of capital securities of PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F, unconditionally guaranteed, to the extent described therein, by PNC Bank Corp. (No. 333-50651, 333-50651-01, 333-50651-02, 333-50651-03, and
333-50651-04)

Form S-3 relating to the shelf registration of debt securities of PNC Funding Corp., unconditionally guaranteed by the Corporation, and/or warrants to purchase such debt securities, and/or common stock and/or preferred stock and/or depository shares of the Corporation and/or warrants to purchase such common stock, preferred stock and/or depository shares (No. 333-69576)

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 13, 2003